================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Koo Koo Roo, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Not Applicable.
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         Not Applicable.
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         Not Applicable.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         Not Applicable.
     -------------------------------------------------------------------------


     (5) Total fee paid:
         Not Applicable. Fee paid previously with preliminary materials.
     -------------------------------------------------------------------------

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         Not Applicable.
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
         Not Applicable.
     -------------------------------------------------------------------------


     (3) Filing Party:
         Not Applicable.
     -------------------------------------------------------------------------


     (4) Date Filed:
         Not Applicable.
     -------------------------------------------------------------------------

Notes:

                               KOO KOO ROO, INC.
                         11075 Santa Monica Boulevard
                                   Suite 225
                         Los Angeles, California 90025

                             --------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 17, 1997
                             --------------------


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Koo Koo Roo, Inc. (the "Company") will be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on Tuesday, June 17, 1997 at 9:00 a.m., local time, for the following purposes:

         1. To elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors;

         2. To ratify the appointment of BDO Seidman, LLP as independent accountants for the fiscal year ending December 31, 1997; and

         3. To transact such other business, if any, as may properly come before the Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on May 12, 1997 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company, which recommends that stockholders vote FOR the directors nominated in Proposal 1 and vote FOR Proposal 2. Please refer to the attached Proxy Statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the Meeting.

                 Whether or not you plan to attend the Meeting in person, it is important that you sign, date and return promptly the enclosed proxy in the envelope provided to assure that your shares are represented at the Meeting. If you subsequently decide to attend the Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.


                       By Order of the Board of Directors

                             /s/RONALD D. GARBER

                                RONALD D. GARBER
                                    Secretary

Los Angeles, California
May  19, 1997

                               KOO KOO ROO, INC.
                                  -----------

                                PROXY STATEMENT
                                  -----------


                                 INTRODUCTION

General

         The enclosed proxy is solicited by and on behalf of the Board of Directors of Koo Koo Roo, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 a.m., local time, at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on Tuesday, June 17, 1997, and any adjournment or postponement thereof. At the Meeting, stockholders will be asked to vote upon the following matters:

         1. To elect a board of nine directors for the ensuing year or until the election and qualification of their respective successors;

         2. To ratify the appointment of BDO Seidman, LLP as independent accountants for the fiscal year ending December 31, 1997; and

         3. To transact such other business, if any, as may properly come before the Meeting or any adjournment or postponement thereof.

         Only stockholders of record of shares of Common Stock at the close of business on May 12, 1997, the record date for the Meeting fixed by the Board of Directors, are entitled to vote at the Meeting. On that date, there were outstanding and entitled to vote at the Meeting 18,351,758 shares of Common Stock, each of which is entitled to one vote at the Meeting. Holders of outstanding shares of the Company's Series A 5% Adjustable Convertible Preferred Stock (the "Series A Convertible Preferred Stock") and the Company's Series B 6% Adjustable Convertible Preferred Stock (the "Series B Convertible Preferred Stock") are not entitled to vote on any of the matters identified above. It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about May 20, 1997.

         The cost of soliciting proxies will be paid by the Company. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone or facsimile transmission, but such persons will not be specially compensated therefor. Georgeson & Company Inc., 88 Pine Street, Wall Street Plaza, 30th Floor, New York, New York 10005 (telephone: 212/440-9800), has been retained to assist in soliciting proxies by mail, telephone or personal solicitation for a fee of $5,000 plus expenses.

         The Company's executive offices are located at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, telephone (310) 479-2080. References herein to the "Company" refer to Koo Koo Roo, Inc. and its subsidiaries, unless the context otherwise requires.

Voting and Revocation of Proxies

         All shares represented by the accompanying proxy, if the proxy is properly executed, returned and not revoked, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted FOR (i) election of the nine director nominees named herein and (ii) ratification of the appointment of BDO Seidman, LLP as the independent accountants of the Company for the fiscal year ending December 31, 1997. The Board of Directors does not know of any other matter which will be brought before the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, unless otherwise indicated the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

         Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking it, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

         A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal. The affirmative vote of a plurality of the votes cast by the holders of shares entitled to vote thereon present in person or by proxy at the Meeting is required to elect each director. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote present in person or by proxy at the Meeting is required to authorize and approve Proposal 2.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

General

         Directors are elected at each Annual Meeting of Stockholders and hold office until their resignation or removal and until their respective successors are duly elected and qualified. The Company's Bylaws provide that the Board of Directors shall consist of no fewer than four or more than ten directors, with the exact number to be fixed by the Board of Directors. The authorized number of members of the Board of Directors is presently ten. Since the last Annual Meeting of Stockholders, the Board of Directors approved an increase in the number of Directors from nine to ten. The Board of Directors has determined, in accordance with the Company's Bylaws, to fix the number of Directors at nine effective upon the expiration of the current term on June 17, 1997, and has nominated the nine individuals identified below to serve as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Stockholders may not cumulate their votes.

         Each nominee for director has indicated his willingness to serve if elected. Proxies received by the Board of Directors will be voted for the nominees. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

         Each of the Company's nominees for election to the Board of Directors currently serves as a director of the Company. The following table sets forth the names of, and certain information with respect to, the nine persons nominated by the Company for election at the Meeting.

                                             DIRECTOR                          POSITIONS CURRENTLY
       NOMINEES FOR DIRECTOR                  SINCE                           HELD WITH THE COMPANY
       ---------------------                  -----                           ---------------------
          Kenneth Berg(4)                      1990           Chairman of the Board and Chief Executive Officer;
                                                              Born 1926
          Robert F. Kautz                      1995           President, Chief Financial Officer and Director;
                                                              Born 1958
          Michael D. Mooslin                   1992           President, Koo Koo Roo International and Director;
                                                              Born 1947
          John S. Kaufman                      1996           President, Koo Koo Roo USA and Director;
                                                              Born 1962
          Morton J. Wall(1)                    1994           Treasurer and Director; Born 1938

          Kory L. Berg                         1990           President of the Arrosto Division and Director;
                                                              Born 1960
          Lee A. Iacocca(2) (3) (4)            1995           Director; Born 1924

          Don Wohl(1) (2) (3) (4)              1993           Director; Born 1932

          Mel Harris(1)                        1996           Director; Born 1940

-----------
(1)  Member of the Audit Committee
(2)  Member of the Stock Awards Committee
(3)  Member of the Compensation Committee
(4)  Member of the Finance Committee

         Kenneth Berg, Chairman, has been a director since August 1990 and has been Chairman of the Board and Chief Executive Officer since July 1992. He was Co-Chairman of the Board and Co-Chief Executive Officer from March 1992 until July 1992. From August 1990 until March 1992, he served as Chairman of the Board of the Company. Since January 1990, Mr. Berg has served as Chairman of the Board and President of Berg Enterprises, Inc. ("Berg Enterprises"), a holding company of which Mr. Berg is the sole stockholder. From 1969 to December 1989, Mr. Berg served as Chairman of the Board and President of the original Berg Enterprises, Inc., a company chiefly involved in the mortgage banking business (renamed Margco Holdings, Inc. in 1990), which was listed on the New York Stock Exchange until May 1985 and which subsequently became a subsidiary of Primerica Corporation. Mr. Berg presently works full-time for the Company. Kenneth Berg is the father of Kory L. Berg.

         Robert F. Kautz has been Chief Financial Officer of the Company since February 1995, became Assistant Secretary and a Director in November 1995, President of Corporate Development in September 1996, and President, Koo Koo Roo, Inc. in March 1997. Prior to joining the Company, Mr. Kautz managed due diligence and business plan development projects at Archon Capital Partners, L.P. and InterActive Partners, L.P. as a consultant and associate for one year. Prior to Archon, for two years he was Vice President of Marketing and Business Development for Integrated Voice Solutions, Inc., a software developer of automated scheduling systems. For five years prior to that, and on an interim basis in early 1994, he led U.S. and international consulting engagements as a Senior Manager, Manager and Senior Consultant for the Price Waterhouse Strategic Consulting Group specializing in business strategy and cost and quality improvement. He has an MBA degree from Harvard Business School.

         John Kaufman joined the Company in August, 1996, and is directly responsible for domestic restaurant operations, marketing, human resources, training, real estate and profitability. Prior to joining the Company, Mr. Kaufman was Chief Executive Officer of Rosti, a small Italian restaurant chain based in California. He joined Rosti in December 1994, responsible for overseeing all operations. Mr. Kaufman was also with California Pizza Kitchen, starting in June 1986 with its first restaurant and promoted to Vice President Operations, overseeing the opening of an additional 64 restaurants over a nine-year period.

         Michael D. Mooslin was President and Chief Operating Officer of the Company from March 1992 until September 1996 when he became President and Chief Operating Officer of Koo Koo Roo International. He has also been a director of the Company since September 1992. He is a director of Humphrey Yogart, Arden Wood Nursing Facility and F & M Food Service, all of which are private companies. Mr. Mooslin has been involved in various capacities in the food business since 1962. From 1986 until March 1992, Mr. Mooslin owned and operated MDM Restaurant Group, a management company which facilitated the growth of small, development stage fast-food chains. From 1972 to 1986, he served as President of Naugles, Inc., a fast-food chain featuring freshly prepared Mexican food.

         Morton J. Wall has been Treasurer of the Company since August 1990 and a director since June 30, 1994. He also served as Secretary from August 1990 to May 1996. Since March 1990, Mr. Wall has served as Vice President and Treasurer of Berg Enterprises.

         Kory L. Berg has been a director and employee of the Company since August 1990. He established the first Koo Koo Roo in Florida and served as its general manager from November 1990 to November 1994. He became President of Arrosto Coffee Company in December 1994.

         Lee A. Iacocca, retired Chairman of Chrysler Corporation, was named to the Board of Directors in August 1995. He is also a director of Consolidated Cigar Holdings, Inc. In addition, Mr. Iacocca is Chairman of the Committee for Corporate Support of the Joslin Diabetes Foundation and a member of the advisory board of Reading is Fundamental.

         Mel Harris has been a director of the Company since November 1996. Since 1988 Mr. Harris has been Chairman and since 1993 Chief Executive Officer of Preferred Employers Holdings, Inc., a public company, and President of International Insurance Group, Inc. since 1984. Both of these entities are insurance agencies. Mr. Harris is CEO and director of Restaurant Marketing Corporation ("RMC"), and Restaurant Acquisition Corporation ("RAC"), entities with which the Company has service agreements. RAC is also the Company's joint venture partner in two stores in Florida. Mr. Harris is a director of Marketing Corporation International, a private company. Mr. Harris is CEO of Ceramics Acquisition Corporation which is the joint venture partner of Color Me Mine, Inc. in three stores in Florida. He also serves on the board of directors of the national Parkinson Foundation, Hebrew Home for the Aged in Riverdale, New York, and the Yeshiva University Sy Syms School of Business. He is a founder of the United States Holocaust Memorial Museum, Washington, DC, and a 1994 recipient of the Ellis Island Medal of Honor Award.

         Don Wohl has been a director of the Company since December 1993. He has been a private investor as well as a business and individual consultant for over five years. Mr. Wohl is also a director of Vitafort International Corporation, a public, specialty food manufacturer.

Board of Directors and Committees

         During the twelve-month period ended December 31, 1996, the Board of Directors held two meetings. Messrs. Wall and Wohl attended fewer than 75% of the total meetings of the Board of Directors and committees of which they were members during the twelve-month period ended December 31, 1996.

         The Audit Committee of the Board of Directors is presently composed of Messrs. Wall, Harris and Wohl. Mr. Wall chairs the committee. The functions of the Audit Committee are to review and approve the selection of, and all services performed by, the Company's independent accountants, to meet and consult with, and to receive reports from, the Company's independent accountants and its financial and accounting staff and to review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee had one formal meeting independent of full Board meetings during the twelve months ended December 31, 1996.

         The Stock Awards Committee of the Board of Directors is presently composed of Messrs. Iacocca and Wohl. Mr. Wohl chairs the Committee. The function of the Stock Awards Committee is to administer the Company's Stock Awards Plan. Although the Stock Awards Committee had no formal meetings independent of full Board meetings during the twelve months ended December 31, 1996 the members consulted by phone and executed unanimous written consents with respect to action taken during the year.

         The Compensation Committee for the Board of Directors was formed in November 1995 and is presently composed of Messrs. Iacocca and Wohl. Mr. Wohl chairs the Committee. The Compensation Committee reviews and approves executive salaries and performs other related functions upon the request of the Board of Directors. See "Executive Compensation--Employment Arrangements." Although the Compensation Committee had no formal meetings independent of full Board meetings during the twelve months ended December 31, 1996 the members consulted by phone and executed unanimous written consents with respect to action taken during the year.

         The Company does not maintain a standing nominating committee. Stockholders wishing to nominate new directors may do so only by giving timely written notice to the Corporate Secretary at 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, which notice must comply with the procedures prescribed in the Company's Bylaws.

         The Finance Committee of the Board of Directors is presently composed of Messrs. Berg, Iacocca and Wohl. The function of the Finance Committee is to approve the Company's budget, financing plans and capital structure. The Finance Committee had no formal meetings independent of full Board meetings during the twelve months ended December 31, 1996.

         The compensation of directors is described under "Executive Compensation--Directors' Compensation."

Limitation of Liability and Indemnification Matters

         The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. This provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Certificate of Incorporation also provides that each person who is or was or had agreed to become a director or officer of the Company or of certain affiliated entities shall be indemnified by the Company, in accordance with its Bylaws, to the full extent permitted from time-to-time by the Delaware General Corporation Law and that the Company may enter into one or more agreements with any person which provide for indemnification greater or different therefrom. The Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law. The Bylaws also provide for advancement of expenses. Following any "change in control" of the Company of the type required to be reported under Item 1 to Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any determination of entitlement to indemnification under the Company's Bylaws must be made by independent legal counsel.

Vote Required

         The election of each director requires a plurality of the votes cast by the holders of shares of Common Stock entitled to vote thereon present in person or by proxy at the Meeting. The Company's Board of Directors recommends that stockholders vote FOR each of the directors nominated in Proposal 1.

                                PROPOSAL NO. 2:
                         RATIFICATION OF SELECTION OF
                               BDO SEIDMAN, LLP

         BDO Seidman, LLP has been the Company's independent auditors for all periods presented in the Annual Report to Stockholders which accompanies this Proxy Statement. The Audit Committee and the Board of Directors have selected BDO Seidman, LLP to continue in such role and are seeking stockholder ratification of such determination. A representative of BDO Seidman, LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

Vote Required

         Stockholder approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Meeting. The Company's Board of Directors recommends that stockholders vote FOR Proposal 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

         The following table sets forth certain information as of April 30, 1997 with respect to the beneficial ownership of the Company's Common Stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers (as defined below) and (iv) all Named Executive Officers and directors of the Company as a group:

                                                  Amount of                       Percent
   Name of Beneficial Owner(1)              Beneficial Ownership                of Class(2)
   ------------------------                 --------------------                --------
Kenneth Berg                                    3,984,116 (3)                      20.6%
Robert F. Kautz                                   280,000 (4)                       1.5%
Michael D. Mooslin                                317,450 (5)                       1.7%
John S. Kaufman                                    50,660 (6)                         *
Morton J. Wall                                     21,700 (7)                         *
Kory L. Berg                                      176,000 (8)                       1.0%
Lee A. Iacocca                                    386,500 (9)                       2.1%
Don Wohl                                          394,166 (10)                      2.1%
Jess M. Ravich                                     28,611 (11)                        *
Mel Harris                                      1,331,000 (12)                      6.9%
Ronald D. Garber                                   11,000 (13)                        *
All Directors and  Named                        6,981,203 (14)                     31.6%
Executive Officers
as a Group (11 persons)

----------------------
*  Represents less than 1% of the outstanding shares of Common Stock.

(1) The address of Kenneth Berg, Robert F. Kautz, Michael D. Mooslin, John S. Kaufman, Kory L. Berg and Ronald D. Garber is in care of the Company, 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025. The address of Lee A. Iacocca is 1440 South Sepulveda Blvd., Third Floor, Los Angeles, California 90025. The address of Morton J. Wall is in care of the Company, 75 Route #27, Iselin, New Jersey 08830-0411. The address of Jess
     M. Ravich is 11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025. The address of Don Wohl is 1800 Avenue of the Stars, Suite 1114, Los Angeles, California 90067. The address of Mel Harris is 10800 Biscayne Blvd., Penthouse Floor, North Miami, Florida 33161.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of a specified date as provided in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Each beneficial owner's percentage is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of the above table have been exercised. Further, the amounts do not give effect to any conversion of shares of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock because the number of shares of Common Stock deemed to be beneficially owned by such persons cannot be determined. The number of shares of Common Stock issuable upon conversion of such shares is dependent on factors which cannot be predicted by the Company at this time, including, among others, the future trading prices of the Common Stock. As of the date of the table, there were outstanding 762,545 shares of Series A Convertible Preferred Stock and 290,000 shares of Series B Convertible Preferred Stock.

(3) Kenneth Berg's holdings include: (a) 815,000 shares of Common Stock in respect of which Mr. Berg has only the right to vote pursuant to a proxy, and over which he does not posses any control over disposition and transfers (Mr. Berg disclaims beneficial ownership of such shares) and (b) 1,236,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

(4) Includes 280,000 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(5) Includes 316,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

(6) Includes 50,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of the date of the table.

(7) Includes (a) 2,050 shares of Common Stock held by his spouse (Mr. Wall disclaims beneficial ownership of such shares) and (b) 19,600 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(8) Includes 32,000 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(9) Includes 327,500 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(10) Includes 374,166 shares of Common Stock issuable upon exercise of warrants and options within 60 days of the date of the table.

(11) Includes (a) 27,400 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock, (b) 89,425 shares of Common Stock issuable upon the conversion of 10,000 shares of Series A Convertible Preferred Stock owned by Mr. Ravich, (c) 160,966 shares of Common Stock issuable upon the exercise of warrants to purchase 18,000 shares of Series A Convertible Preferred Stock (assuming the immediate conversion of such shares) owned by a trust of which Mr. Ravich is the beneficiary, and (d) 160,966 shares of Common Stock issuable upon the exercise of warrants to purchase 18,000 shares of Series A Convertible Preferred Stock (assuming the immediate conversion of such shares) owned by Libra Investments, Inc., which Mr. Ravich may be deemed to own in his capacity as majority stockholder of such firm. All such warrants and shares of Series A Convertible Preferred Stock are exercisable as of the date of this table. The number of common shares issuable upon conversion of shares of Series A Convertible Preferred Stock was determined using a price per share of Common Stock of $3.9375, the closing price per share of Common Stock as reported on the Nasdaq National Market on May 15, 1997.

(12) Includes 1,331,000 shares of Common Stock issuable upon exercise of options and warrants within 60 days of the date of the table.

(13) Includes 10,000 shares of Common Stock issuable upon exercise of options within 60 days of the date of the table.

(14) Includes 1,504,266 shares of Common Stock reserved for issuance pursuant to the Company's Stock Awards Plan and non-plan options and warrants to purchase 2,500,066 shares of Common Stock all of which are exercisable within 60 days of the date of the table.

            CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

         The Company's executive officers presently are Messrs. Kenneth Berg, Garber, Kautz, Mooslin, Kaufman, and Wall. Information for Messrs. Berg, Kautz, Kaufman, Mooslin and Wall is provided in respect of each such person under "Proposal No. 1: Election of Directors."

         Ronald D. Garber, General Counsel and Corporate Secretary. Mr. Garber has been General Counsel and Corporate Secretary since May of 1996. From 1993 until April 1996, Mr. Garber was a partner at the law firm of Richman, Lawrence, Mann, Greene & Chizever in Beverly Hills, where he represented the Company. Prior thereto, he was Of Counsel for the law firm of Cooper, Epstein & Horowitz.

                            EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table provides certain summary information concerning compensation paid to or accrued by the Company's Chief Executive Officer and the two other executive officers of the Company who earned more than $100,000 (salary and bonus) (the "Named Executive Officers") for all services rendered in all capacities to the Company during the twelve months ended December 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                  Annual Compensation                 Long-Term Compensation Awards
                                        -----------------------------------------   --------------------------------
     Name and Principal                                            Other Annual     Restricted Stock      Options/
          Position               Year       Salary        Bonus   Compensation(1)        Awards            SARs (#)
----------------------------  --------- -------------- --------- ----------------   ----------------   -------------
Kenneth Berg(2).............    1996      $207,700     $  --          $                $                   500,000
(Chief Executive Officer        1995       172,500        --             --                  --            900,000
and Chairman of the Board)      1994       150,000        --             --             1,050,000(2)          --

Robert F. Kautz(3)..........    1996       176,300        --           27,400                --               --
(President and Chief            1995       116,109        --             --                  --            250,000
Financial Officer)

Michael D. Mooslin..........    1996       161,500        --           41,900                --               --
(President and Chief            1995       143,700        --           30,121                --               --
Operating Officer of Koo Koo    1994       125,000        --           44,900                --               --
Roo International)

-----------

(1) With respect to each of the executive officers named in the table, if not separately reported the aggregate amount of perquisites and other personal benefits, securities or property received was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(2) Mr. Berg commenced his employment with the Company on August 16, 1990. Mr. Berg received 200,000 shares of restricted Common Stock in March 1995 as consideration for the extension of the term of his employment agreement.Such Common Stock vests pro rata over the term of Mr. Berg's Amended and Restated Employment Agreement which terminates on January 9, 2001. As of December 31, 1996, Mr. Berg owned 200,000 shares of restricted Common Stock which had an aggregate market value of $1,450,000 based on the last reported sales price of the Common Stock on the Nasdaq National Market on December 31, 1996. Mr. Berg also received options to purchase 500,000 restricted shares of Common Stock at $8.50 per share. All of such shares upon issuance thereof are eligible to receive dividends if and when declared thereon. See "--Employment Arrangements."

(3) Mr. Kautz commenced his employment with the Company on February 24, 1995. See "--Employment Arrangements."

Option/SAR Grants in Last Fiscal Year

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the twelve months ended December 31, 1996:

                                             Individual Grants                             Potential Realizable
                          -----------------------------------------------------------
                             Number of     % of Total                                       Value at Assumed
                            Securities    Options/SARs                                    Annual Rates of Stocks
                            Underlying     Granted to       Exercise                        Price Appreciation
                           Options/SARs   Employees in       or Base      Expiration          for Option Term
          Name              Granted (#)    Fiscal Year    Price ($/Sh)       Date         ----------------------
          ----            -------------- -------------- --------------- -------------       5% ($)      10% ($)
                                                                                          ----------  ----------
Kenneth Berg                 500,000         32.4%           $8.50      Apr. 16, 2006     $2,672,800  $6,773,400

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth certain information regarding exercises of stock options by the Named Executive Officers during the twelve months ended December 31, 1996 and the value of unexercised options at December 31, 1996:

                                                       Number of Securities Underlying    Value of Unexercised
                                                         Unexercised Options/SARs at   In-the-Money Options/SARs at
                                                                   FY-End                        FY-End
                                                       ------------------------------- ----------------------------
                              Shares
                            Acquired on       Value                                        ($)            ($)
          Name               Exercise       Realized   Exercisable    Unexercisable    Exercisable    Unexercisable
          ----               --------       --------   -----------    -------------    -----------    -------------
Kenneth Berg                   --             --           846,666        853,334      $3,132,499      $667,502
Robert F. Kautz                --             --            90,000        160,000         $83,700      $284,800
Michael D. Mooslin             --             --           262,800         53,200      $1,511,100      $305,900

Repricing of Options

         During the twelve months ended December 31, 1996, there were no adjustments or amendments of the exercise prices of stock options previously awarded to the Named Executive Officers.

Directors' Compensation

         Directors who are officers of the Company receive no additional compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors receive annual compensation of $3,000, a fee of $300 for each meeting attended (and $250 for each committee meeting attended) and reimbursement of reasonable expenses incurred in attending meetings.

Directors' Stock Option Plan

         The Company's Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors and approved by the stockholders to enable the Company to attract and retain the services of non-employee members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The Directors' Plan covers an aggregate of 60,000 shares of Common Stock and will expire in 2001. The Directors' Plan, as amended, provides that each non-employee person who becomes a director will receive an option to purchase a minimum of 10,000 shares and up to a maximum of 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date the option is granted.

         During the twelve months ended December 31, 1996, Mr. Ravich and Mr. Harris were each granted 10,000 options under the Director's Plan at an exercise price of $9.50 and $7.13, respectively, upon election to the Board of Directors.

Employment Arrangements

Kenneth Berg

         On January 9, 1995, Kenneth Berg entered into an Amended and Restated Employment Agreement with the Company (the "Agreement"). The Agreement provides for an annual base salary of $150,000 (or at such higher rate as may be determined by the Board of Directors or the Compensation Committee of the Company) and for an incentive bonus equal to 3% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") to the extent such EBITDA exceeds $1,000,000. As of January 1, 1997, Mr. Berg's base compensation was $200,000 per year. Under the Agreement, the termination date of the original employment agreement was extended from October 14, 1996 to January 9, 2001. In consideration for the extension of the term of the Agreement, the Company issued Mr. Berg 200,000 shares of Common Stock on March 21, 1995; provided, however, that (i) such shares of Common Stock vest pro rata over the term of Mr. Berg's Agreement, (ii) Mr. Berg may not dispose of any such Common Stock prior to January 9, 1998 and (iii) beginning on January 9, 1998, Mr. Berg may only dispose of such Common Stock at a rate of 50,000 shares per year.

         Mr. Berg is entitled to participate in the Company's fringe benefits, bonus, profit-sharing and incentive plans. He is also entitled to reimbursement for medical expenses not covered by the Company's or other health plans and for certain Company-related travel expenses, including use of an automobile and related expenses. The Company has agreed to provide Mr. Berg with such financial and accounting services as he may reasonably request.

         The Agreement provides that Mr. Berg is obligated to devote his full-time services to the Company, although he is permitted to continue to engage in other business activities so long as such activities do not conflict with, or otherwise unreasonably interfere with, the performance of his services to the Company. Under the Agreement, in the event of disability preventing his performance of full-time duty for nine consecutive months, the Company may discontinue payment of his base salary after such nine-month period; provided that the base salary will be reinstated if he returns to full-time duty within 18 months (and during the term of the Agreement following the nine-month disability period). The Agreement also provides that in the event of Mr. Berg's death, the Company shall pay to Mr. Berg's estate or designated beneficiaries a death benefit equal to one year's base salary and the pro rata portion of any incentive bonus to which he would be entitled.

         Under the Agreement, the Board of Directors of the Company may only terminate Mr. Berg for "cause," which is defined in the Agreement as the conviction of Mr. Berg for a felony. Upon such termination of Mr. Berg for cause, the Company will pay Mr. Berg his base salary through the date of termination at the rate in effect on such date of termination; provided, however, that all of Mr. Berg's entitlements, other compensation or fringe benefits will immediately terminate (to the maximum extent permitted by law).

         The Agreement also provides that if the Company terminates Mr. Berg's employment without cause, the Company shall pay to Mr. Berg in one lump sum (less applicable tax withholding but adjusted for any surtax under Section 280G of the Internal Revenue Code of 1986, as amended) an amount in cash equal to two times the sum of Mr. Berg's base salary and incentive bonus that would otherwise be payable to Mr. Berg during the full remaining contract term of his employment under the Agreement (the "Severance Payments"). In addition, if Mr. Berg's employment is terminated without cause, all stock options granted by the Company to Mr. Berg which are not vested will vest concurrently with the effective date of termination and the exercise period of such options will be extended by five years. The Agreement also provides that Mr. Berg may terminate his employment agreement with "good reason" (as defined in the Agreement) and in such event would be entitled to the Severance Payments described above. Good reason is defined in the Agreement to include, but is not limited to, a (i) "change in control" of the Company (as defined in the Agreement to occur when, among other things, any person or entity beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Company's then outstanding securities,
(ii) a relocation of Mr. Berg's principal office or (iii) a material reduction in the nature and scope of Mr. Berg's duties to the Company.

Robert F. Kautz

         Robert F. Kautz was appointed President of Koo Koo Roo, Inc. in March 1997 and has served as Chief Financial Officer of the Company since February 1995. Pursuant to a February 29, 1996 amendment to his February 24, 1995 employment agreement with the Company, he receives a base salary at an annual rate of $175,000, to be increased annually in accordance with the recommendation of the Compensation Committee. Mr. Kautz is entitled to participate in such fringe benefits, bonus, profit sharing and incentive plans as determined by the Board of Directors. He also receives automobile and other allowances of $2,100 per month in the aggregate. Pursuant to Mr. Kautz's agreement with the Company, the Company has loaned to Mr. Kautz $25,000 in 1995 and $35,000 in 1996. Mr. Kautz's employment agreement terminates February 28, 1999, subject to two annual renewal options which may be exercised by the Company. The Company has the right to terminate Mr. Kautz's agreement without cause and in such event the $60,000 in loans referred to above would be forgiven.

         In February 1995 the Company granted Mr. Kautz an option to purchase 200,000 shares of the Company's Common Stock. The option has a term of ten years and 20% of such options vest each year over the first five years of Mr. Kautz's employment. In November 1995, the Company granted Mr. Kautz an option to purchase 50,000 shares of the Company's Common Stock. The option became exercisable on February 24, 1996 and has a term of ten years. In the event of a change in control of the Company, all of Mr. Kautz's options which are not vested as of the effective date of such sale or change in control will immediately and automatically become vested and exercisable.

Michael D. Mooslin

         Michael D. Mooslin joined the Company as President and Chief Operating Officer on March 16, 1992 and in September 1996 was named President and Chief Operating Officer of Koo Koo Roo International. Pursuant to Mr. Mooslin's Amended and Restated Employment Agreement ("Agreement") with the Company, he receives a base salary at an annual rate of $150,000 (or such higher rate as may be determined by the Board of Directors of the Company). In 1993 and 1994, Mr. Mooslin accepted a temporary reduction in current salary to $125,000 per annum in return for certain loans. As such loans were forgiven, the amount thereof was reported as "Other Annual Compensation." Mr. Mooslin is entitled to participate in fringe benefits and bonus, profit sharing and incentive plans as determined by the Board of Directors. Mr. Mooslin is reimbursed for certain Company-related travel expenses. The Company makes annual payments for an automobile and reimbursement of up to $1,500 per month for rent and related housing expenses. The Company may terminate the Agreement in the event that Mr. Mooslin is disabled and unable to perform his full-time duties for a consecutive period of 90 days or for a total of 120 days in any consecutive twelve-month period. The Agreement expired on March 17, 1997, but provides that it shall continue from year-to-year thereafter unless terminated by either the Company or by Mr. Mooslin upon notice to the other provided not less than 90 nor more than 120 days prior to the end of the term. No such notice has been given. The Company may terminate the Agreement for cause if Mr. Mooslin willfully breaches or habitually neglects his duties. The Company may also terminate the Agreement without cause. In the latter event, the Company would be required to pay to Mr. Mooslin the amount of his base salary for the remainder of the term plus an additional amount equal to his annual base salary. The Agreement also provides that Mr. Mooslin may terminate his employment with the Company if, among other things, (i) Mr. Mooslin is not reelected or reappointed to (other than by his own choice) the office and position of President or such additional office or position to which Mr. Mooslin may subsequently be elected or (ii) there is a material reduction in the nature and scope of Mr. Mooslin's duties to the Company. In such event, the Company will pay Mr. Mooslin his base salary through the period ending on the date of his termination and an amount equal to no less than six months of his base salary.

John S. Kaufman

         Mr. Kaufman has been President of Koo Koo Roo USA since August 1996. Pursuant to an employment agreement dated July 31, 1996 he receives a base salary at an annual rate of $200,000 as well as a $25,000 guaranteed bonus payable on the one year anniversary date of his employment with the Company. He also receives an auto allowance of $600 per month and family health insurance coverage. In addition, at the Company's discretion he may be granted options to purchase an additional $250,000 worth of the Company's Common Stock; such grant is based on performance. A severance clause provides that if termination occurs for any reason other than cause, Mr. Kaufman will receive a $100,000 payment and a one year acceleration in vesting on any unvested stock options.

Ronald D. Garber

         Mr. Garber has been Corporate Secretary and General Counsel since May 1996. Pursuant to an Employment Agreement dated May 3, 1996 he receives a base salary at an annual rate of $150,000 and an auto allowance of $500 per month and family health insurance coverage. In the event of a change in control in the Company, all of Mr. Garber's options which are not vested as of the effective date of such sale or change in control will immediately become vested and exercisable. Mr. Garber received a $25,000 loan from the Company in 1996.

Compensation Committee Interlocks and Insider Participation

         Prior to November 1995, the Company did not have a Compensation Committee. Prior to the creation of the Compensation Committee, Kenneth Berg, Chairman of the Board and Chief Executive Officer, and Don Wohl, the Company's only outside director from January to July 1995, participated in deliberations concerning executive compensation. In November 1995, the Board of Directors formed a Compensation Committee. The Compensation Committee is composed of Lee Iacocca and Don Wohl. The Compensation Committee did not meet formally during 1996. The Compensation Committee carried out its duties by written resolution and informal discussions by phone and at the time of full Board meetings. None of the executive officers served as a director or member of the compensation committee of another entity during the year ended December 31, 1996.

Report on Executive Compensation

         The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

         General. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). Prior to the creation of the Committee in November 1995, executive compensation was determined through discussions between the Chief Executive Officer and Mr. Wohl, the Company's sole outside Director from January to July 1995. Robert Muh and Don Wohl were elected to the Committee in November 1995, each of whom was an independent non-employee director of the Company. In March 1996, Robert Muh resigned from the Company's Board of Directors and was replaced on the Committee by Lee Iacocca. The Compensation Committee composed of Don Wohl and Robert Muh did not meet or take any action prior to Mr. Muh's resignation and Mr. Muh did not take part in any discussions of executive compensation. During 1996, executive contracts involving stock options or stock awards were authorized by written resolution of the Stock Awards Committee. Given the company's continued losses no general incentive bonus program beyond existing stock option awards were initiated during the year. The committee believes existing salary levels are in line with industry norms. At such time as the Company becomes profitable, it is the intention of the Board of Directors that the Compensation Committee shall establish an incentive compensation program in accordance with the philosophy outlined in this report.

         Compensation Philosophy. The Company's executive compensation program is designed to (i) attract and retain qualified executives and to reward them for superior performance in achieving the Company's business goals and enhancing stockholder value and (ii) provide incentives for creation of long-term stockholder value and align management's interests with those of the stockholders. The key elements of executive compensation are base salary, annual performance bonus and stock options. The Committee reviews and approves policies and practices relating to executive compensation including (i) base salary levels, (ii) incentive compensation plans and related performance objectives and awards and (iii) long-term incentives, principally stock option awards.

         Base Salaries. Base salaries for executive officers are set at levels which reflect base salaries for positions of similar responsibility at other public companies and also take into account the unique talents and skills which may be required in particular positions. Base salaries are adjusted annually to account for such factors as individual past performance, changes in responsibilities, changes in competitive pay levels and inflation. These conclusions have generally been reached on a subjective basis. In addition, the Board has from time-to-time, as it deemed appropriate, referred to outside survey data including the National Restaurant Association's "Compensation for Salaried Personnel in Foodservice" prepared in cooperation with the HayGroup. Aspects of the compensation payable to certain executive officers of the Company are also governed by employment contracts with such persons. See "--Employment Arrangements."

         During 1996, the Chief Executive Officer, Mr. Kenneth Berg, was paid base compensation of $207,700 which represented a 20% increase over the prior year. This increase reflects, among other things, increased responsibility as the Company continues to grow. During 1996, revenues of the Company were $40 million, a 90% increase over the prior year. The determination of base salaries involves subjectivity on the part of the Board, however considerable weight is given by the Board to the vision and unique abilities possessed by the executives as well as to the Company's overall achievement and financial performance. In addition, Mr. Berg has a strong incentive under his employment agreement to guide the Company to reach positive cashflow, as measured by earnings before interest, taxes, depreciation and amortization ("EBITDA"), which will be a milestone in the Company's progress and which is a component of the compensation provided for in his employment agreement as described above. See "--Employment Arrangements--Kenneth Berg."

         Incentive Compensation Plan. No incentive bonuses were awarded in 1996 as the Company was not profitable. However, the Committee does plan to establish an incentive bonus program at such time as the Company becomes profitable.

         Long-Term Incentives. The Company uses stock option grants to provide additional incentives for creation of, and increase in, long-term stockholder value and to link management and stockholder interests. See "Executive Compensation."

         The Stock Awards Committee administers the Company's stock option plan and is responsible for determining, among other things, eligibility to participate, the terms of the options and the number of shares subject to option grants. Option grants to executives are based primarily on their assessment of the contribution by each executive to the Company's success, as well as such executive's prospects for the future and value to the Company, and also take into account the amount of options or stock already owned by the executive. The Company also has awarded options to its store-level management in recognition of their contribution to stockholder value through the financial performance of their individual stores.

May  19, 1997

                               Don Wohl, Chairman
                               Lee A. Iacocca

Stock Performance Graph

         The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The following graph compares the Company's cumulative total stockholder return on its Common Stock (no dividends have been paid thereon) with the cumulative total return, assuming reinvestment of dividends, of (i) the Nasdaq Stock Market Index and (ii) a peer index of 243 restaurant companies prepared by an independent third party. The presentation assumes $100 was invested on October 15, 1991 (the date the Common Stock commenced trading on the Nasdaq SmallCap Market System) to December 31, 1996.

         The historical stock price performance of the Common Stock shown on the Performance Graph set forth below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG KOO KOO ROO, INC., NASDAQ MARKET INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period          KOO KOO         NASDAQ
(Fiscal Year Covered)       ROO, INC.       MKT INDEX      Peer Group
--------------------        ---------       ---------      ----------
FYE   12/1991               $100.00         $100.00        $100.00
FYE   12/1992               $ 26.32         $100.98        $122.90
FYE   12/1993               $257.89         $121.13        $134.29
FYE   12/1994               $168.42         $127.17        $120.90
FYE   12/1995               $273.68         $164.96        $165.23
FYE   12/1996               $315.79         $204.98        $167.06

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On May 8, 1996 the Company entered into a business development agreement with an entity associated with Restaurant Marketing Corp., which is owned by Mr. Harris, to provide business development services. In consideration for the agreement, the Company issued options to purchase 1.0 million shares of common stock at an exercise price of $8.00 per share. The options will become exercisable ratably over a three-year period beginning on the first anniversary of the date of issuance, so long as the business development agreement remains in place. The business development agreement may be canceled with six months notice by the Company's Chief Executive Officer in his sole discretion. The options also will vest upon a change in control (as defined).

         On May 8, 1996 the Company amended its area development agreement with Restaurant Acquisition Corp., which is owned by Mr. Harris, covering Florida and certain counties in Southern Georgia. Under this amendment, the area developer's rights to open franchise restaurants were terminated, and all stores will be developed as joint ventures through newly-formed partnerships of which the Company will own a 50% interest. In consideration for this amendment, the Company granted the area developer options to purchase 350,000 shares of the Company's common stock at an exercise price of $8.00 per share. The options vested and became exercisable immediately upon grant.

         On August 21, 1996, the Company entered into a Non-Qualified Stock Option Agreement with Mr. Kaufman, whereby the Company granted him an option to purchase 250,000 shares of the Company's Common Stock at an exercise price of $7.69 per share. Fifty thousand of these options became exercisable immediately and the remaining are exercisable at the rate of 20% per year over the five year period beginning on the first anniversary of the date of issuance and expire ten years from the date of grant.

         During the year ended December 31, 1996, the Company paid insurance premiums amounting to approximately $152,000 to Preferred Employers Group, an insurance agency of which Mr. Harris is the Chairman and Chief Executive Officer.

         During the twelve months ended December 31, 1996, the Company obtained certain accounting, bookkeeping, occupancy and other office services from a corporation controlled by Kenneth Berg in return for aggregate payments of $82,000.

         Mr. Ravich is the Chief Executive Officer of Libra Investments, Inc., which acted as a Placement Agent in connection with private placement of 1,200,000 shares of the Company's Series A Convertible Preferred Stock and 450,000 shares of the Company's Common Stock and which received compensation of $1.25 million related to this placement. In addition, in connection with the private placement, Libra Investments, Inc. and certain of its officers received options to purchase 20,250 shares of the Company's Common Stock at an exercise price of $7.25 per share, 18,250 of which are owned directly by Mr. Ravich, and options to purchase 54,000 shares of the Company's Series A Convertible Preferred Stock at an exercise price of $25.00 per share, 18,000 of which are owned directly by Mr. Ravich.

         In connection with the acquisition of the Hamburger Hamlet restaurants, Libra Investments will receive $487,500 in cash and five year warrants to purchase 100,000 shares of the Common Stock at an exercise price equal to the closing price of the Common stock on the closing date of the acquisition.

                    COMPLIANCE WITH SECTION 16(a) UNDER THE
                        SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock. Insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed by such persons.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company, during the year ended December 31, 1996 all Section 16(a) filing requirements applicable to Insiders were complied with, except for two late filings relating to transactions by Ronald D. Garber.


                                 ANNUAL REPORT

         The Company's Annual Report to Stockholders for the year ended December 31, 1996 (the "1996 Annual Report") is being mailed to stockholders with this proxy statement. The 1996 Annual Report contains consolidated financial statements for the Company and its subsidiaries and the report thereon of BDO Seidman, LLP, independent accountants.


                             STOCKHOLDER PROPOSALS

         In order for a stockholder proposal to be included in the Board of Directors' Proxy Statement for the 1998 Annual Meeting of Stockholders, such proposal must be received at 11075 Santa Monica Boulevard, Los Angeles, California 90025, Attention: Corporate Secretary, no later than the close of business on December 16, 1997 and must otherwise comply with the applicable provisions of the Exchange Act. In addition, the Company's Bylaws also contain provisions requiring advance notice of any nominations or other matters to be brought before an annual meeting by a stockholder.


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60621. Copies of such materials may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web page on the Internet at www.SEC.GOV.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, a copy (without exhibits) of the Company's Form 10-K, as amended, for the year ended December 31, 1996. Requests for such copies should be addressed to: Corporate Secretary, Koo Koo Roo, Inc., 11075 Santa Monica Boulevard, Suite 225, Los Angeles, California 90025, telephone (310) 479-2080.

                                 OTHER MATTERS

         The Board of Directors does not know of any other matter which will be brought before the Meeting. However, if any other matter properly comes before the Meeting, or any adjournment or postponement thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

         You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.


                                    By Order of the Board of Directors


                                         /s/ RONALD D. GARBER
                                             RONALD D. GARBER
                                                Secretary

May 19, 1997

                               KOO KOO ROO, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Koo Koo Roo, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 19, 1997, and appoints Kenneth Berg, Robert F. Kautz and Ronald D. Garber, or any of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Koo Koo Roo, Inc. to be held Tuesday, June 17, 1997, at 9:00 A.M. (local time) at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California,, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on the matters set forth below:

1.  Election of Directors:

     [_] FOR the nominees listed below (except as indicated)

     [_] WITHHOLD AUTHORITY to vote for the nominees listed below

     If you wish to withhold authority to vote for an individual nominee, strike a line through that nominee's name below:

             Kenneth Berg            John S. Kaufman     Lee A. Iacocca
             Michael D. Mooslin      Morton J. Wall      Don Wohl
             Robert F. Kautz         Kory L. Berg        Mel Harris

2. Ratification of the appointment of BDO Seidman, LLP as independent accountants:

    [_] FOR          [_] AGAINST          [_] ABSTAIN

     In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the Annual Meeting or at any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.

                                                       (Continued on other side)

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the directors in Proposal 1 and FOR approval of Proposal 2.

                                                     Date:                , 1997
                                                          ----------------


                                                     ---------------------------
                                                              (Signature)

     NOTE: Please sign exactly as shown at left. If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

     [_] Please check if you have had a change of address and print your new address and phone number below:

                                                    ---------------------------

                                                    ---------------------------

                                                    ---------------------------
                                                    PLEASE COMPLETE, DATE, SIGN
                                                    AND MAIL THIS PROXY CARD
                                                    PROMPTLY IN THE ENCLOSED
                                                    ENVELOPE.